Exhibit 99.1

PRESS RELEASE
CONTACTS:	Investors	Media
	David Foy	Eric Brielmann
	(203) 458-5850	(212) 355-4449

RAY BARRETTE ELECTED CHAIRMAN AND CEO OF WHITE MOUNTAINS

HAMILTON, Bermuda, January 22, 2007 — White Mountains Insurance Group, Ltd. (NYSE: WTM) today announced the election of Ray Barrette as Chairman and Chief Executive Officer, effective immediately.  Mr. Barrette succeeds Jack Byrne as Chairman and Steve Fass as CEO. In addition, Mr. Byrne retired from the Board of the Company.

Jack Byrne said, “With great regret, I must retire completely at this time.  What a wonderful adventure it has been!  From the Fireman’s Fund public offering twenty two years ago to today, I cherish the confidence and support I have received from my fellow directors, our talented managers and, importantly, from our owners.”

Mr. Byrne continued, “I have no doubt that Ray Barrette is the right person to lead the Company going forward.  In fact, Mrs. Byrne and I have given Ray a full proxy to vote our shares.  The Board is excited about Ray’s return to full time management and has great confidence in the future of the Company under his leadership.”

Jack added, “Steve has made strong contributions over many years. I asked him to stay. I am disappointed that he has elected to retire from active management but pleased that he will remain as a director and advisor.  The Company is in terrific shape. We finished 2006 on a strong note.”

Mr. Barrette was CEO and a director of the Company until his retirement in October 2005.  He returned as a director of the Company in August 2006.  Mr. Barrette originally joined the Company in 1973.

Mr. Barrette said, “I am excited about rejoining a strong management team and to assume leadership of the Board.  I appreciate the Board’s confidence and support.  I will strive to always deserve both.  The Company has some terrific opportunities and I can’t wait to get started.  Some tactics may change but we remain focused on our mission of delivering superior returns to our owners.”

Mr. Barrette added, “On behalf of myself, the rest of the Board, our employees and our owners, I want to thank Jack for his dedication to this Company for the past 22 years.  All of us who have had the privilege of being associated with Jack are humbled by his energy and talent.  Thank you, Jack, and please take care of Dorothy and yourself and enjoy a long retirement.”

As a material inducement to accept his position, the Compensation Committee and the Board of the Company approved the following equity grants to Mr. Barrette: (1) 200,000 seven-year options that vest in equal annual installments over five years and that have an initial exercise price of $650 per share that escalates each year by 5% less the annual regular dividend rate, (2) 35,000 restricted shares that vest in equal annual installments over five years, and (3) 15,000 restricted shares that vest in the event of a change of control of the Company within the next five years.  These grants are the only equity awards that are intended to be granted to Mr. Barrette over the next seven years.

In the event of a change in control of the Company or if Mr. Barrette is terminated without cause, all unvested options and restricted shares will vest.  Mr. Barrette does not have an employment contract and has no other severance arrangements with the Company.

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                        growth in book value per share or return on equity;

•                        business strategy;

•                        financial and operating targets or plans;

•                        incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                        projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                        expansion and growth of our business and operations; and

•                        future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances.  However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                        the risks associated with Item 1A of White Mountains’ 2005 Annual Report on Form 10-K and third quarter 2006 Form 10Q;

•                        claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                        the continued availability of capital and financing;

•                        general economic, market or business conditions;

•                        business opportunities (or lack thereof) that may be presented to it and pursued;

•                        competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                        changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                        an economic downturn or other economic conditions adversely affecting its financial position;

•                        recorded loss reserves subsequently proving to have been inadequate;

•                        other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.